UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2018

COLONY NORTHSTAR, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-37980	46-4591526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 S. Flower Street, 44th Floor Los Angeles, CA	90071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 282-8820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

This Current Report on Form 8-K is being filed in connection with the completion on January 31, 2018 of the transactions contemplated by that certain Master Combination Agreement, dated as of August 25, 2017, as amended and restated on November 20, 2017 (the “Combination Agreement”), by and among (i) Colony Capital Operating Company, LLC (“CLNS OP”), a Delaware limited liability company and the operating company of Colony NorthStar, Inc., a Maryland corporation (the “Company”), (ii) NRF RED REIT Corp., a Maryland corporation and indirect subsidiary of CLNS OP (“RED REIT”), (iii) Colony NorthStar Credit Real Estate, Inc., a Maryland corporation (“Colony NorthStar Credit”), (iv) Credit RE Operating Company, LLC, a Delaware limited liability company and wholly owned subsidiary of Colony NorthStar Credit (“Credit OP”), (v) NorthStar Real Estate Income Trust, Inc., a Maryland corporation (“NorthStar I”), (vi) NorthStar Real Estate Income Trust Operating Partnership, LP, a Delaware limited partnership and the operating partnership of NorthStar I (“NorthStar I OP”), (vii) NorthStar Real Estate Income II, Inc., a Maryland corporation (“NorthStar II”), and (viii) NorthStar Real Estate Income Operating Partnership II, LP, a Delaware limited partnership and the operating partnership of NorthStar II (“NorthStar II OP”).

Pursuant to the Combination Agreement, (i) CLNS OP contributed and conveyed to Colony NorthStar Credit a select portfolio of assets and liabilities (the “CLNS OP Contributed Entities”) of CLNS OP (the “CLNS OP Contribution”), (ii) RED REIT contributed and conveyed to Credit OP a select portfolio of assets and liabilities of RED REIT (the “RED REIT Contribution” and, together with the CLNS OP Contribution, the “CLNS Contributions”), (iii) at 11:56 p.m., Eastern Time, on January 31, 2018 (the “NorthStar I Merger Effective Time”), NorthStar I merged with and into Colony NorthStar Credit, with Colony NorthStar Credit surviving the merger (the “NorthStar I Merger”), (iv) at 11:56 p.m., Eastern Time, on January 31, 2018 (the “NorthStar II Merger Effective Time”), NorthStar II merged with and into Colony NorthStar Credit, with Colony NorthStar Credit surviving the merger (the “NorthStar II Merger” and, together with the NorthStar I Merger, the “Mergers”), and (v) immediately following the Mergers, Colony NorthStar Credit contributed and conveyed to Credit OP the CLNS OP Contributed Entities and the equity interests of each of NorthStar I OP and NorthStar II OP then owned by Colony NorthStar Credit in exchange for units of membership interest in Credit OP (the “Credit Contribution” and, collectively with the Mergers and the CLNS Contributions, the “Combination”). The events described below took place in connection with the completion of the Combination.

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in the Explanatory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Management Agreement

In connection with the Combination, on January 31, 2018, CLNC Manager, LLC, a wholly owned subsidiary of CLNS OP (the “Manager”), entered into a management agreement (the “Management Agreement”) with Colony NorthStar Credit and Credit OP. Pursuant to the Management Agreement, the Manager will manage Colony NorthStar Credit’s assets and its day-to-day operations. The Manager will be responsible for, among other matters, (1) the selection, origination, acquisition, management and sale of Colony NorthStar Credit’s portfolio investments, (2) Colony NorthStar Credit’s financing activities and (3) providing Colony NorthStar Credit with investment advisory services. The Manager will also be responsible for Colony NorthStar Credit’s day-to-day operations and will perform (or will cause to be performed) such services and activities relating to Colony NorthStar Credit’s investments and business and affairs as may be appropriate. The Management Agreement requires the Manager to manage Colony NorthStar Credit’s business affairs in conformity with the investment guidelines and other policies that are approved and monitored by the Board of Directors of Colony NorthStar Credit (the “CLNC Board”). The Manager’s role as Manager will be under the supervision and direction of the CLNC Board.

The initial term of the Management Agreement expires on the third anniversary of the closing of the Combination and will be automatically renewed for a one-year term each anniversary date thereafter unless earlier terminated as described below. Colony NorthStar Credit’s independent directors will review the Manager’s performance and the fees that may be payable to the Manager annually and, following the initial term, the Management Agreement may be terminated annually if there has been an affirmative vote of at least two-thirds of Colony NorthStar Credit’s independent directors determining that (1) there has been unsatisfactory performance by the Manager that is materially detrimental to Colony NorthStar Credit or (2) the compensation payable to the Manager, in the form of base management fees and incentive fees taken as a whole, or the amount thereof, is not fair to Colony NorthStar Credit, subject to the Manager’s right to prevent such termination due to unfair fees by accepting reduced compensation as agreed to by at least two-thirds of Colony NorthStar Credit’s independent directors. Colony NorthStar Credit must provide the Manager 180 days’ prior written notice of any such termination.

Colony NorthStar Credit may also terminate the Management Agreement for cause (as defined in the Management Agreement) at any time, including during the initial term, without the payment of any termination fee, with at least 30 days’ prior written notice from the CLNC Board. Unless terminated for cause, the Manager will be paid a termination fee as described in the table below. The Manager may terminate the Management Agreement if Colony NorthStar Credit becomes required to register as an investment company under the Investment Company Act of 1940, as amended, with such termination deemed to occur immediately before such event, in which case Colony NorthStar Credit would not be required to pay a termination fee. The Manager may decline to renew the Management Agreement by providing the Company with 180 days’ prior written notice, in which case Colony NorthStar Credit would not be required to pay a termination fee. The Manager may also terminate the Management Agreement with at least 60 days’ prior written notice if Colony NorthStar Credit breaches the Management Agreement in any material respect or otherwise is unable to perform its obligations thereunder and the breach continues for a period of 30 days after written notice to Colony NorthStar Credit, in which case the Manager will be paid a termination fee as described in the table below.

The following table summarizes the fees and expense reimbursements that Colony NorthStar Credit will pay to the Manager:

Management Fee	1.5% of Colony NorthStar Credit’s stockholders’ equity, per annum (0.375% per quarter), payable quarterly in arrears in cash. For purposes of calculating the base management fee, Colony NorthStar Credit’s stockholders’ equity means: (a) the sum of (1) the net proceeds received by Colony NorthStar Credit (or, without duplication, Colony NorthStar Credit’s direct subsidiaries, such as Credit OP) from all issuances of Colony NorthStar Credit’s or such subsidiaries’ common and preferred equity securities since inception (allocated on a pro rata basis for such issuances during the calendar quarter of any such issuance), plus (2) Colony NorthStar Credit’s cumulative Core Earnings (as defined below) from and after the closing date of the Combination to the end of the most recently completed calendar quarter, less (b)(1) any distributions to Colony NorthStar Credit’s common stockholders (or owners of common equity of Colony NorthStar Credit’s direct subsidiaries, such as Credit OP, other than Colony NorthStar Credit or any of such subsidiaries), (2) any amount that Colony NorthStar Credit or any of Colony NorthStar Credit’s direct subsidiaries, such as Credit OP, have paid to (x) repurchase for cash Colony NorthStar Credit’s common stock or common equity securities of such subsidiaries or (y) repurchase or redeem for cash Colony NorthStar Credit’s preferred equity securities or preferred equity securities of such subsidiaries, in each case since the closing date of the Combination and (3) any incentive fee (as described below) paid to the Manager since the closing date of the Combination. With respect to that portion of the period from and after the closing date of the Combination that is used in the calculation of the base management fee, all items in the foregoing sentence (other than clause (a)(2)) are calculated on a daily weighted average basis. Colony NorthStar Credit’s stockholders’ equity includes any restricted shares of Colony NorthStar Credit’s common stock or common equity of Colony NorthStar Credit’s direct subsidiaries, such as Credit OP, and any other shares of Colony NorthStar Credit’s common stock or common equity of such subsidiaries underlying awards granted under Colony NorthStar Credit’s or such subsidiaries’ equity incentive plans. The amount of net proceeds received will be subject to the determination of the CLNC Board to the extent such proceeds are other than cash. Colony NorthStar Credit’s stockholders’ equity, for purposes of calculating the management fee, could be greater or less than the amount of stockholders’ equity shown on Colony NorthStar Credit’s financial statements.

Incentive Fee

The Manager will be entitled to an incentive fee, payable quarterly in arrears in cash, with respect to each calendar quarter (or portion thereof) that the Management Agreement is in effect in an amount, not less than zero, equal to the difference between (1) the product of (x) 20% and (y) the difference between (i) Core Earnings (as defined below) for the most recent 12-month period (or if the closing date of the Combination is less than 12 months earlier, since the closing date of the Combination), including the current quarter, and (ii) the product of (A) Colony NorthStar Credit’s common equity in the most recent twelve (12)-month period (or if the closing date of the Combination is less than 12 months earlier, since the closing date of the Combination), including the current quarter and (B) 7% per annum, and (2) the sum of any incentive fee paid to the Manager with respect to the first three calendar quarters of the most recent 12-month period (or if the closing date of the Combination is less than 12 months earlier, since the closing date of the Combination); provided, however, that no incentive fee is payable with respect to any calendar quarter unless Core Earnings is greater than zero for the most recently completed 12 calendar quarters (or if the closing date of the Combination is less than 12 calendar quarters earlier, since the closing date of the Combination).

For purposes of calculating the incentive fee prior to the completion of a 12-month period following the Combination, Core Earnings will be calculated on an annualized basis. Core Earnings is a non-U.S. generally accepted accounting principles (“GAAP”) measure and is defined as U.S. GAAP net income (loss) attributable to the Colony NorthStar Credit’s common stockholders (or, without duplication, the owners of the common equity of Colony NorthStar Credit’s direct subsidiaries, such as Credit OP) and excluding (i) non-cash equity compensation expense, (ii) the expenses incurred in connection with Colony NorthStar Credit’s formation and an IPO, including the initial underwriting discounts and commissions, (iii) the incentive fee, (iv) acquisition costs from successful acquisitions, (v) depreciation and amortization, (vi) any unrealized gains or losses or other similar non-cash items that are included in net income for the current quarter, regardless of whether such items are included in other comprehensive income or loss, or in net income, (vii) one-time events pursuant to changes in U.S. GAAP and (viii) certain material non-cash income or expense items that in the judgment of management should not be included in Core Earnings. For clauses (vii) and (viii), such exclusions shall only be applied after discussions between the Manager and Colony NorthStar Credit’s independent directors and after approval by a majority of Colony NorthStar Credit’s independent directors.

For purposes of calculating the incentive fee, Colony NorthStar Credit’s common equity means: (a) the sum of (1) the net proceeds received by Colony NorthStar Credit (or, without duplication, Colony NorthStar Credit’s direct subsidiaries, such as Credit OP) from all issuances of Colony NorthStar Credit’s common stock or such subsidiaries’ common equity securities since inception (allocated on a pro rata basis for such issuances during the calendar quarter of any such issuance), plus (2) Colony NorthStar Credit’s cumulative Core Earnings from and after the closing date of the Combination to the end of the most recently completed calendar quarter, less (b) (1) any distributions to Colony NorthStar Credit’s common stockholders (or owners of common equity Colony NorthStar Credit’s direct subsidiaries (such as Credit OP), other than Colony NorthStar Credit or any of such subsidiaries), (2) any amount that Colony NorthStar Credit or any of Colony NorthStar Credit’s direct subsidiaries (such as Credit OP) pay to repurchase for cash Colony NorthStar Credit’s common stock or common equity securities of such subsidiaries since the closing date of the Combination and (3) any incentive fee paid to the Manager since the closing date of the Combination. With respect to that portion of the period from and after the closing date of the Combination that is used in the calculation of the incentive fee, all items in the foregoing sentence (other than clause (a)(2)) are calculated on a daily weighted average basis. Colony NorthStar Credit’s common equity includes any restricted shares of Colony NorthStar Credit’s common stock or common equity of Colony NorthStar Credit’s direct subsidiaries (such as Credit OP) and any other shares of Colony NorthStar Credit’s common stock or common equity of such subsidiaries underlying awards granted under Colony NorthStar Credit’s or such subsidiaries’ equity incentive plans. The amount of net proceeds received will be subject to the determination of the CLNC Board to the extent such proceeds are other than cash.

Reimbursement of Expenses	Reimbursement of expenses related to Colony NorthStar Credit incurred by the Manager, including legal, accounting, financial, due diligence and other services will be paid on Colony NorthStar Credit’s behalf by Credit OP or its designee(s). Colony NorthStar Credit will reimburse the Manager for Colony NorthStar Credit’s allocable share of the salaries and other compensation of Colony NorthStar Credit’s chief financial officer and certain of its affiliates’ non-investment personnel who spend all or a portion of their time managing Colony NorthStar Credit’s affairs, and Colony NorthStar Credit’s share of such costs will be based upon the percentage of such time devoted by personnel of the Manager (or its affiliates) to Colony NorthStar Credit’s affairs. Colony NorthStar Credit may be required to pay Colony NorthStar Credit’s pro rata portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of the Manager and its affiliates required for Colony NorthStar Credit’s operations.

Termination Fee	Upon termination of the Management Agreement by Colony NorthStar Credit without cause or by the Manager if Colony NorthStar Credit materially breaches the Management Agreement, Colony NorthStar Credit will owe the Manager a termination fee equal to three times the sum of (i) the average annual base management fee and (ii) the average annual incentive fee, in each case earned by the Manager during the 24-month period immediately preceding such termination, calculated as of the end of the most recently completed calendar quarter before the date of termination.

The foregoing description of the Management Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Management Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Stockholders Agreement

In connection with the Combination, on January 31, 2018, CLNS OP entered into a stockholders agreement with Colony NorthStar Credit (the “Stockholders Agreement”). Pursuant to the Stockholders Agreement, until the later of the two year anniversary of the closing of the Combination and the second annual meeting of stockholders of Colony NorthStar Credit, CLNS OP will cause its shares of Common Stock (as defined below) to be present for purposes of establishing a quorum of the stockholders at any meeting of stockholders of Colony NorthStar Credit and to cause its shares of Common Stock to be voted in favor of the director nominees recommended by the CLNC Board in Colony NorthStar Credit’s definitive proxy statement on Schedule 14A. The Stockholders Agreement also provides that, until the later of the two year anniversary of the closing of the Combination and the second annual meeting of stockholders of Colony NorthStar Credit, CLNS OP will not, and will cause its affiliates not to (each solely in its capacity as a Colony NorthStar Credit stockholder), take any action to change the composition of the CLNC Board in a manner that results in the CLNC Board being comprised of less than a majority of independent directors.

Pursuant to the Stockholders Agreement, CLNS OP will, and will cause RED REIT to, enter into a customary lock-up agreement with the underwriters of any offering of Common Stock for a term not to extend beyond the one year anniversary of the closing of the Combination. In addition, until the one year anniversary of the closing of the Combination, CLNS OP will not, and will cause its affiliates not to, make any transfers of OP Units (as defined below) to non-affiliates of CLNS OP unless such transfer is approved by a majority of the CLNC Board, including a majority of the independent directors. However, the approval of the CLNC Board is not required in connection with a transfer by operation of law or pursuant to a merger, sale of all or substantially all of the assets or similar fundamental transaction involving the Company and/or CLNS OP. The foregoing does not restrict any conversion of OP Units for equity of Colony NorthStar Credit pursuant to Credit OP’s limited liability company agreement.

The foregoing description of the Stockholders Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Stockholders Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Registration Rights Agreement

In connection with the closing of the Combination, on January 31, 2018, CLNS OP and RED REIT entered into a registration rights agreement with Colony NorthStar Credit (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, subject to certain exceptions, Colony NorthStar Credit will be required to use commercially reasonable efforts to file one or more registration statements within thirteen (13) months following the consummation of the Combination that (i) register for resale the Common Stock issued in the Combination and (ii) register the issuance or resale of the Class A Common Stock, par value $0.01 per share, of Colony NorthStar Credit (the “Class A Common Stock”) issued upon redemption of the OP Units issued in the Combination. Further, pursuant to the Registration Rights Agreement, at the request of a holder, Colony NorthStar Credit must use commercially reasonable efforts to effect the sale of all or part of the registrable securities through an underwritten public offering under the applicable registration statement; provided, however, that such holders may not exercise such registration rights more than once in any consecutive 120-day period.

Pursuant to the Registration Rights Agreement, CLNS OP and RED REIT are also entitled to receive notice of any proposed underwritten public offering for Colony NorthStar Credit’s own account or for another security holder. Such holders may request in writing within five business days following receipt of such notice to participate in any underwritten public offering; provided that if the number of shares of Common Stock as to which registration has been demanded exceeds the maximum number of shares that can be sold in such offering without adversely affecting its success, the shares of common stock requested by CLNS OP or RED REIT may be cutback from such underwritten public offering.

Colony NorthStar Credit is required to bear the registration expenses, other than underwriting discounts and commissions and transfer taxes, associated with any registration of shares by the holders. Colony NorthStar Credit also is required to indemnify each holder who includes registrable securities in any registration and any person who is or might be deemed a controlling person of such holder within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Securities Act”), or Section 20 of the Securities Exchange Act of 1934, as amended, against certain liabilities incurred in connection with the registration of such holder’s registrable securities.

The registration rights described above will terminate as to any stockholder at such time as all of such stockholder’s securities could be sold in a single calendar quarter without compliance with the registration requirements of the Securities Act pursuant to Rule 144.

The foregoing description of the Registration Rights Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Explanatory Note of this Current Report on Form 8-K is incorporated herein by reference.

On January 31, 2018, prior to the effective time of the Mergers, pursuant to the Combination Agreement, CLNS OP made the CLNS OP Contribution in exchange for approximately 44.4 million shares of the Class B-3 Common Stock, par value $0.01 per share, of Colony NorthStar Credit (the “Class B-3 Common Stock” and, together with the Class A Common Stock, the “Common Stock”). Each share of Class B-3 Common Stock will convert into one (1) share of Class A Common Stock upon the close of trading on February 1, 2019.

Immediately following the CLNS OP Contribution and prior to the effective time of the Mergers, pursuant to the Combination Agreement, RED REIT made the RED REIT Contribution in exchange for approximately 3.1 million units representing limited liability company interest in Credit OP (“OP Units” and, together with the Class B-3 Common Stock, the “CLNS Contribution Consideration”).

Pursuant to the Combination Agreement, at the NorthStar I Merger Effective Time, each share of NorthStar I common stock, par value $0.01 per share (the “NorthStar I Common Stock”), issued and outstanding immediately prior to the NorthStar I Merger Effective Time was cancelled and converted into the right to receive 0.3532 shares of Class A Common Stock, plus cash in lieu of any fractional shares (the “NorthStar I Merger Consideration”). Additionally, all of the shares of restricted stock granted under NorthStar I’s Long Term Incentive Plan that were outstanding immediately prior to the NorthStar I Merger Effective Time automatically became fully vested and entitled to receive the NorthStar I Merger Consideration.

Also pursuant to the Combination Agreement, at the NorthStar II Merger Effective Time, each share of NorthStar II common stock, par value $0.01 per share, issued and outstanding immediately prior to the NorthStar II Merger Effective Time was cancelled and converted into the right to receive 0.3511 shares of Class A Common Stock, plus cash in lieu of any fractional shares (the “NorthStar II Merger Consideration”). Additionally, all of the shares of restricted stock granted under NorthStar II’s Long Term Incentive Plan that were outstanding immediately prior to the NorthStar II Merger Effective Time automatically became fully vested and entitled to receive the NorthStar II Merger Consideration.

Immediately following the Mergers, Colony NorthStar Credit contributed and conveyed to Credit OP (i) the CLNS OP Contributed Entities, (ii) the equity interests of NorthStar I OP and (iii) the equity interests of NorthStar II OP, in exchange for an aggregate number of OP Units equal to the sum of (A) 44,399,444, (B) the number of shares of Class A Common Stock issued pursuant to the NorthStar I Merger and (C) the number of shares of Class A Common Stock issued pursuant to the NorthStar II Merger, respectively.

In connection with the Combination, Colony NorthStar Credit issued approximately 42.1 million shares of Class A Common Stock to former NorthStar I stockholders and approximately 40.4 million shares of Class A Common Stock to former NorthStar II stockholders. Further, as noted above, Colony NorthStar Credit issued approximately 44.4 million shares of Class B-3 Common Stock to CLNS OP. Credit OP issued approximately 3.1 million OP Units to RED REIT and approximately 126.9 million OP Units to Colony NorthStar Credit.

In addition, prior to the closing of the Combination, Colony NorthStar Credit calculated the amount by which distributions by NorthStar I and NorthStar II from July 1, 2017 through January 30, 2018 (the “Measurement Period”) (excluding the dividend payment made on July 1, 2017) exceeded each such company’s funds from operations. On January 31, 2018, NorthStar I, which generated the least amount of cash leakage in excess of funds from operations during the Measurement Period, declared a special cash dividend (the “NorthStar I Special Dividend”) to the holders of record of the shares of NorthStar I common stock as of 9:00 p.m., Eastern Time, on January 31, 2018 (the “NorthStar I Record Holders”) in the amount of $0.013777364 per share of NorthStar I common stock, in order to true up the agreed contribution values of NorthStar I and NorthStar II in relation to each other. The NorthStar I Special Dividend has been deposited with NorthStar I’s transfer agent for further payment to the NorthStar I Record Holders in accordance with the Combination Agreement.

The issuance of the Class A Common Stock in connection with the Combination was registered under the Securities Act pursuant to Colony NorthStar Credit’s registration statement on Form S-4 (File No. 333-221685) filed with the SEC on November 21, 2017 (as amended, the “Registration Statement”), and declared effective on December 6, 2017. The offer and sale of the Class B-3 Common Stock and OP Units in the Combination were made in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act. The definitive joint proxy statement/prospectus of Colony NorthStar Credit, NorthStar I and NorthStar II, dated December 6, 2017 (as supplemented by Colony NorthStar Credit’s, NorthStar I’s and NorthStar II’s Current Reports on Form 8-K filed on January 8, 2018), which forms a part of the Registration Statement, contains additional information about the Combination and the other transactions contemplated by the Combination Agreement, which is incorporated by reference into this Item 2.01.

Shares of the Class A Common Stock have been approved for listing on the New York Stock Exchange (the “NYSE”) and will begin trading under the symbol “CLNC” on the NYSE effective as of the opening of trading on February 1, 2018.

The foregoing description of the Combination Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Combination Agreement, which was filed as Exhibit 2.1 to the Registration Statement and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by this Item 9.01(a) will be filed by an amendment to this Current Report on Form 8-K no later than 71 days following the date that this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information, including the pro forma effects of the disposition of the CLNS Contributions, which will be provided concurrently with the effects of the acquisition of the CLNS Contribution Consideration, required by this Item 9.01(b) will be filed in accordance with Article 11 of Regulation S-X by an amendment to this Current Report on Form 8-K no later than 71 days following the date that this Current Report is required to be filed. It is currently estimated that the pro forma effect of the contribution of the CLNS Contributions to Colony NorthStar Credit will be a reduction of the Company’s total assets by approximately $1.9 billion, total liabilities by approximately $0.4 billion and noncontrolling interests in investment entities by approximately $0.3 billion as of December 31, 2017, and a reduction of total revenues by $165 million for the year ended December 31, 2017. Additionally, it is currently estimated that the Company’s acquisition of the CLNS Contribution Consideration will increase its total assets by approximately $1.2 billion (assuming a listing price of the Common Stock of $24.89 per share, which represents the as adjusted, pro forma book value of the Common Stock as of September 30, 2017).

(d) Exhibits.

Exhibit Number	Description

2.1	Amended and Restated Master Combination Agreement, dated as of November 20, 2017, among Colony Capital Operating Company, LLC, NRF RED REIT Corp., NorthStar Real Estate Income Trust, Inc., NorthStar Real Estate Income Trust Operating Partnership, LP, NorthStar Real Estate Income II, Inc., NorthStar Real Estate Income Operating Partnership II, LP, Colony NorthStar Credit Real Estate, Inc. and Credit RE Operating Company, LLC (incorporated by reference to Exhibit 2.1 to Colony NorthStar, Inc.’s Current Report on Form 8-K filed on November 21, 2017)

10.1	Management Agreement, dated as of January 31, 2018, by and among Colony NorthStar Credit Real Estate, Inc., Credit RE Operating Company, LLC and CLNC Manager, LLC

10.2	Stockholders Agreement, dated as of January 31, 2018, by and between Colony NorthStar Credit Real Estate, Inc. and Colony Capital Operating Company, LLC

10.3	Registration Rights Agreement, dated as of January 31, 2018, by and among Colony NorthStar Credit Real Estate, Inc., Colony Capital Operating Company, LLC and NRF RED REIT Corp.

EXHIBIT INDEX

Exhibit Number	Description

2.1	Amended and Restated Master Combination Agreement, dated as of November 20, 2017, among Colony Capital Operating Company, LLC, NRF RED REIT Corp., NorthStar Real Estate Income Trust, Inc., NorthStar Real Estate Income Trust Operating Partnership, LP, NorthStar Real Estate Income II, Inc., NorthStar Real Estate Income Operating Partnership II, LP, Colony NorthStar Credit Real Estate, Inc. and Credit RE Operating Company, LLC (incorporated by reference to Exhibit 2.1 to Colony NorthStar, Inc.’s Current Report on Form 8-K filed on November 21, 2017)

10.1	Management Agreement, dated as of January 31, 2018, by and among Colony NorthStar Credit Real Estate, Inc., Credit RE Operating Company, LLC and CLNC Manager, LLC

10.2	Stockholders Agreement, dated as of January 31, 2018, by and between Colony NorthStar Credit Real Estate, Inc. and Colony Capital Operating Company, LLC

10.3	Registration Rights Agreement, dated as of January 31, 2018, by and among Colony NorthStar Credit Real Estate, Inc., Colony Capital Operating Company, LLC and NRF RED REIT Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2018		COLONY NORTHSTAR, INC.

	By:	/s/ Ronald M. Sanders
Ronald M. Sanders
Executive Vice President, Chief Legal Officer and Secretary